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PROSPECTUS Dated                        Pricing Supplement No. 36
January 17, 2006                        December 25, 2006



                              U.S. $18,000,000,000             Rule 424 (b)(3)
                                                          Registration Statement
                           FORD MOTOR CREDIT COMPANY           No. 333-131062


                           FLOATING RATE DEMAND NOTES


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                             Interest Rate Per Annum
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Period        Tier One Notes     Tier Two Notes    Tier Three Notes
Beginning     Under $15,000      $15,000-$50,000     Over $50,000
----------    --------------     ---------------   ----------------
12/25/2006       5.77%               5.92%              6.07%